Exhibit 10.3

LICENSE AGREEMENT
THIS LICENSE AGREEMENT (this "Agreement") is made effective as of the September 7, 2010 (the "effective dates")
BETWEEN: TRINITY Rx SOLUTIONS, LLC, Address 217-21 Rockaway Point Blvd, Breezy Point, New York, 11695 ("LICENSOR")
AND FRESH START PRIVATE, INC. Address 999 N. Tustin Avenue Suite 16 Santa Ana, CA 92705 ("LICENSEE")
WHEREAS
A. LICENSOR has the exclusive license for Naltrexone Implant Product one which has been designed for Alcoholism.
B. Licensee wishes to obtain an exclusive license from licensor to use the Naltrexone Implant which they have the rights and licensee shall exclusively use the Naltrexone Implant fir all its patients.
1. Definitions
In this agreement, except in so far as the context or subject matter otherwise indicates or requires, the following terms and expressions shall have the following meanings:
"Agreement" means this Agreement and the schedules hereto.
"License Fee" means the fee payable to licensor for licensing licensee to use the licensed product which fees are set forth in section 3.
"Licensed Product" means the Naltrexone Implant.
"Parties" means each of the licensor and licensee and "Party" means either one of them as the context requires.
"Products" includes technologies, devices, techniques, programs or patents.

2. Grant
Licensor hereby grants to the licensee an exclusive license to use the licensed product and procedures related to the licensed product.
2.1 Licensee shall have the right to use the licensed product as required.
3. License fee & compounding fee
3.1 The license fee payable under this agreement shall be sent to licensor. Licensee shall pay to the licensor a onetime license fee of 7.5% of the total restricted common shares in the U.S. Company (See attachment A).
3.2 Licensee shall pay to the licensor or its affiliate assigned by licensor a $600 compounding fee for each prescription.
4. Term & Termination
4.1 This agreement shall remain in force for so long as licensee continues to use the Licensed Product.
Since the License has been purchased their will be no termination of the licensed products from licensor.
5. Territory
Licensor will make application to licensee to use the licensed product in the United States of America. A first right of refusal will be given to any products new or old at choice to the licensee under new and separate terms.
6. Security
Licensor will take all reasonable steps to ensure that the licensed product is not provided to any other persons, companies or organizations within or distributed to the United States.
6.1 Licensee and licensor agree to advise each other immediately if discover of any unauthorized use of the licensed product by any third persons.

7. Title and Warranty
Title to and ownership of the licensed product, including all intellectual property rights shall at all time remains with the licensor.
7.1 The licensed product is being supplied by licensor at the request of licensee. It is acknowledged and agreed by the parties that:
(a) Licensor does not have detailed knowledge or understanding of licensee's needs, obligations and business;
(b) Licensor warrant and undertake that the licensed product is suitable for and will assist licensee in its operations.
8. Supply of licensed product
Licensor will provide support and updated information of licensee relating to any product updates or improvements regarding any licensed products from licensor. The licensor will also provide the licensee with details and updates of its methods and techniques on a regular basis and/or when requested and will ensure that all of its services and techniques are available to licensee.
9. Assignment
The license granted hereunder and the licensed product may not be assigned, sub-licensed or otherwise transferred by the licensee unless approved in writing by licensor.
10. Support
Licensor will offer reasonable levels of support to assist licensee and will makes its personnel available by email, phone or fax during normal working hours for feedback, problem solving or general questions to ensure that the licensed product is being used and promoted correctly.

11. Mutual performance obligations - confidentiality of user data
The parties agree to maintain the confidentiality of any data relating to the usage of the licensed product by licensee, such data may be used solely for purposes directly related to the licensed product and may only be provided to third parties with written approval of the parties.
12. Warranties
Subject to the limitations set forth elsewhere in this agreement, licensor warrants that it has the right to license the rights granted under this agreement to use the licensed product that it has obtained any and all necessary permissions from third parties, to license, the licensed product.
13. Indemnities
Each party shall indemnify and hold the other harmless for any losses, claims, damages, awards, penalties or injuries incurred by any third party, provided that the indemnifying part is promptly notified of any such claims. The indemnifying party shall have the sole right to defend such claims at its own expense. The other party shall provide, at the indemnifying party's expense, such assistance in investigating and defending such claims as the indemnifying party may reasonably request. This indemnity shall survive the termination of this agreement.
14. Governing law
This agreement shall be governed by the laws of California.
15. Dispute resolution
In the event of any dispute or controversy arising out of or relating to this Agreement, the parties agree to meet to exercise their best efforts to resolve the dispute as soon as possible. The parties shall, without delay, continue to perform their respective obligations under this agreement which are not affected by the dispute.

16. Arbitration
Any controversies or disputes arising out of or relating to this agreement shall be resolved by binding arbitration in according with the rules of the ICC, at a venue selected by the party claiming injury (Plaintiff). The parties shall select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this agreement. In the event the parties are unable to agree to such a selection, each party will select an arbitrator and the arbitrator shall in turn select a third arbitrator. All documents, materials and other information in the possession of each part shall be made available to the other party for review and copying no later than fourteen (14) days after the notice of arbitration is served.
17. Severability
Neither shall be liable in damages to have the right to terminate this agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control, including but not limited to acts of god, government restrictions (including the denial or cancellation of any necessary license), wars, insurrections and/or any other cause beyond the reasonable control of the party whose performance is affected.
18. Entire agreement
This agreement constitutes the entire agreement of the parties and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, either oral or written.
19. Amendment
No modification or claimed waiver of any provision of this agreement shall be valid except by written amendment signed by authorized representatives of the parties.
20. Waiver of contractual right
Waiver of any provision herein shall not be deemed a waiver of any other provision herein, nor shall waiver of any breach of this agreement be construed as a continuing waiver of other breaches of the same or other provisions of this agreement.

21. Notices
All notices given pursuant to this agreement shall be in writing and may be hand delivered or shall be deemed to be received within three (3) days of mailing, if sent by registered or certified mail, return receipt requested. If any notice is sent by facsimile, confirmation copies must be sent by mail or hand delivery to the specified address. Either party may from time to time change its notice address by written notice to the other party.
If to licensor:
Address: 217-21 Rockaway Point Blvd, Breezy Point, NY 11695
If to licensee:
Address: 999 N. Tustin Ave. Suite 16, Santa Ana, CA 92705
The parties agree that this agreement shall be binding on their heirs, executors, administrators or assigns of each of them.

Attachment A
License Fee
Licensee shall provide to licensor 7.5% of the current issued and outstanding common shares of its parent company Fresh Start Private management, Inc.
Total Shares Issued
Allocation to licensor 7.5%
Total shares allocated
Estimated price per share as of initial issue date $
Licensor shall be restricted from selling shares for six months from the date of this agreement. Thereafter, licensor may sell its shares in accordance with sec rule 144 guidelines.